                                                                      EXHIBIT 12

                        TELEPHONE AND DATA SYSTEMS, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

EARNINGS:
  Income from Continuing Operations before Income Taxes..........................  $ 251,785
    Add (Deduct):
      Minority Share of Losses...................................................    (11,579)
      Earnings on Equity Method..................................................    (54,025)
      Distributions from Minority Subsidiaries...................................     25,453
      Amortization of Non-Telephone Capitalized Interest.........................          4
      Minority share of income in majority-owned subsidiaries that have fixed
       charges...................................................................     26,912
                                                                                   ---------
                                                                                     238,550
    Add fixed charges:
      Consolidated interest expense..............................................     42,294
      Interest Portion (1/3) of Consolidated Rent Expense........................      8,901
      Amortization of debt expense and discount on indebtedness..................        559
                                                                                   ---------
                                                                                   $ 290,304
                                                                                   ---------
                                                                                   ---------
FIXED CHARGES:
  Consolidated interest expense..................................................  $  42,294
  Capitalized interest...........................................................     27,623
  Interest Portion (1/3) of Consolidated Rent Expense............................      8,901
  Amortization of debt expense and discount on indebtedness......................        559
                                                                                   ---------
                                                                                   $  79,377
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES...............................................       3.66
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Redeemable Preferred Dividends....................................  $   1,016
  Fixed Charges..................................................................     79,377
                                                                                   ---------
    Fixed Charges and Redeemable Preferred Dividends.............................  $  80,393
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND REDEEMABLE PREFERRED DIVIDENDS............       3.61
                                                                                   ---------
                                                                                   ---------
  Tax-Effected Preferred Dividends...............................................  $   3,558
  Fixed Charges..................................................................     79,377
                                                                                   ---------
    Fixed Charges and Preferred Dividends........................................  $  82,935
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................       3.50
                                                                                   ---------
                                                                                   ---------